UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2016

TEXTRON INC.

(Exact name of Registrant as specified in its charter)

Delaware	I-5480	05-0315468
(State of	(Commission File Number)	(IRS Employer
Incorporation)		Identification Number)

40 Westminster Street, Providence, Rhode Island  02903
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (401) 421-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) On December 22, 2016, the Board of Directors of Textron Inc. (“Textron”) elected Ralph D. Heath as a member of the Board effective January 1, 2016.  Heath is the retired Executive Vice President—Aeronautics of Lockheed Martin Corporation, a global security and aerospace company.  Mr. Heath will serve on the Board’s Audit Committee and Organization and Compensation Committee.

Heath joined Lockheed Martin in 1975 and became Executive Vice President & Chief Operating Officer, Aeronautics in 1999 until his appointment in 2002 as Executive Vice President & General Manager, F-22 Raptor Program. In 2005 he became Executive Vice President—Aeronautics, a role he held until his retirement in 2012.

Mr. Heath will participate in Textron’s Director Compensation Program as described in Exhibit 10.15 to Textron’s Annual Report on Form 10-K for the fiscal year ended January 2, 2016, which is incorporated by reference herein.  Pursuant to such program, Mr. Heath will be issued 2,000 restricted shares of Textron Common Stock.  Textron and Mr. Heath also will enter into Textron’s standard Directors Indemnity Agreement, pursuant to which Textron will, subject to certain limitations, indemnify Mr. Heath in connection with any claim arising in connection with his service as a Textron Director and will advance and pay his expenses incurred in connection with such claims.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXTRON INC.

By:	/s/ E. Robert Lupone
E. Robert Lupone,
Executive Vice President, General Counsel and Secretary

Date:  December 22, 2016